UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 31, 2022

AMERICAN ELECTRIC POWER COMPANY, INC.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-3525	13-4922640
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1 Riverside Plaza,	Columbus,	OH	43215
(Address of Principal Executive Offices)			(Zip Code)

(Registrant's Telephone Number, Including Area Code)	(614)	716-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $6.50 par value	AEP	The NASDAQ Stock Market LLC
6.125% Corporate Units	AEPPZ	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

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Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2022, American Electric Power Company, Inc. (the “Company” or “AEP”) announced that, in connection with the Company’s chief executive officer succession plan, Julia A. Sloat will resign as Chief Financial Officer of the Company effective November 29, 2022. Ms. Sloat will continue to serve as President of the Company and, as previously announced, will serve as its Chief Executive Officer effective January 1, 2023.

On October 31, 2022, the Company’s Board of Directors elected Ann P. Kelly to serve as its Executive Vice President and Chief Financial Officer effective as of November 30, 2022. As Chief Financial Officer, Ms. Kelly will serve as AEP’s principal financial officer.
Ms. Kelly, age 52, has been Vice President Finance and Chief Financial Officer of AmeriGas Propane, a subsidiary of UGI Corporation (NYSE: UGI), since February 2019. Ms. Kelly served as UGI’s Corporate Controller and Chief Accounting Officer from March 2018 to February 2019, UGI’s Assistant Treasurer from May 2016 to March 2018, and Controller and Chief Accounting Officer of UGI Utilities, a wholly-owned subsidiary of UGI, from December 2014 to May 2016. Prior to joining UGI, Ms. Kelly held the position of Chief Financial Officer of JGM, Inc. (a structural steel fabrication company). She previously held roles of increasing responsibility in finance and accounting at Preferred Sands (a provider of sand-based proppant solutions to the oil and gas industry), Exelon Generation, PECO Energy Company, Radnor Holdings Corporation (a former manufacturer and distributor of disposable foodservice products), PricewaterhouseCoopers LLP and Dean Witter Reynolds (a former stock brokerage and securities firm). Ms. Kelly earned a Bachelor of Arts in Accounting at Ohio Wesleyan University and a Master of Business Administration degree from Villanova University. Ms. Kelly is an Executive Sponsor of the UGI Women’s Impact Network and she serves on the board of directors for Main Line School Night in Radnor, Pennsylvania.

There are no arrangements or understandings between Ms. Kelly and any other person pursuant to which Ms. Kelly was appointed as Executive Vice President and Chief Financial Officer. Ms. Kelly does not have any family relationships with any of the Company’s directors or other executive officers and is not party to any transactions listed in Item 404(a) of Regulation S-K.

In connection with her appointment as Executive Vice President and Chief Financial Officer, Ms. Kelly’s annual base salary will be $700,000. Ms. Kelly’s target under AEP’s annual incentive compensation plan will be 80% of her base salary earned during each year. She will also receive a grant date face value of $1,700,000 in long-term incentive compensation annually. To offset compensation from her prior employer that she will forfeit to accept AEP employment, AEP will also provide a $250,000 cash hire bonus within 60 days of the start of her employment; $260,000 in 2022 AEP performance shares, which will vest, subject to her continuous AEP employment, on December 31, 2024; and $110,000 in AEP restricted stock units (RSUs), which will vest in equal thirds on February 21 of 2023, 2024 and 2025. The number of performance shares and RSUs she will receive will be determined by the closing price of AEP common stock on her hire date.

A copy of the Company’s related press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

99.1 Press Release dated November 2, 2022

104	Cover Page Interactive Data File - The cover page iXBRL tags are embedded within the inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN ELECTRIC POWER COMPANY, INC.

By:	/s/ David C. House
Name:	David C. House
Title:	Assistant Secretary

November 2, 2022